Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Inc. Enters Into Agreement to be Acquired by Actian Corporation

AUSTIN, Texas – (January 28, 2013) – Pervasive Software® Inc. (NASDAQ: PVSW), a global leader in cloud-based and on-premises data innovation, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Actian Corporation in a transaction with a total value of approximately $161.9 million.

“After a deliberative process and thorough assessment of our strategic alternatives, the Pervasive board of directors has determined that this transaction represents the best value for our shareholders, employees and customers,” said John Farr, Pervasive president and CEO. “We believe the two companies’ complementary product portfolios, track record of technological innovation and well-established customer bases provide a platform for compelling synergies.”

Under the terms of the agreement, Pervasive’s stockholders will receive $9.20 in cash for each share of Pervasive stock they hold. The transaction is expected to close in the second calendar quarter of 2013 and is subject to customary closing conditions, including approval by Pervasive’s stockholders, Hart-Scott-Rodino anti-trust clearance, Securities and Exchange Commission clearance and stock exchange approvals.

TC Lending, LLC, a subsidiary of TPG Specialty Lending, Inc., has committed to provide debt financing for the transaction, subject to certain terms and conditions. Shea & Company, LLC serves as financial advisor to the Board of Directors of Pervasive Software.

About Pervasive Software

Pervasive is a global data innovation leader, delivering software to manage, integrate and analyze data, in the cloud or on-premises, throughout the entire data lifecycle. Pervasive products deliver value to tens of thousands of customers worldwide, often embedded within partners’ software, with breakthrough performance, flexibility, reliability and return on investment. For additional information, go to www.pervasive.com.

About Actian Corporation

Actian Corporation enables organizations to transform big data into business value with data management solutions to transact, analyze, and take automated action across their business operations. Actian helps 10,000 customers worldwide take action on their big data with Action Apps, Vectorwise, the analytical database, and Ingres, an independent mission-critical OLTP database. Actian is headquartered in California with offices in New York, London, Paris, Frankfurt, Amsterdam and Melbourne. For more information on Actian, visit the company’s website: www.actian.com.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Pervasive will file a proxy statement and relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Investors and security holders of Pervasive are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Pervasive and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by Pervasive with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Pervasive by contacting Pervasive Software Investor Relations at investor.relations@pervasive.com or via telephone at 800-287-4383. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Pervasive and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Pervasive’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different than those of Pervasive’s stockholders generally) is included in Pervasive’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of Pervasive’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from Pervasive Software Investor Relations, at http://investor.pervasive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document may include statements about future financial and operating results, benefits to Pervasive’s customers and the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Pervasive does not receive required stockholder approval or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Pervasive expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain approval from Pervasive’s stockholders, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the company in reports filed with the SEC. We urge you to carefully consider the risks which are described in Pervasive’s Annual Report on Form 10-K for the year ended June 30, 2012, Pervasive’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 and in Pervasive’s other SEC filings. Pervasive is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. Actian, Cloud Action Platform, Action Apps, Ingres and Vectorwise are trademarks of Actian Corporation. All other marks are the property of their respective owners.